EXHIBIT 10.6

AMENDMENT NUMBER ONE TO RIGHTS AGREEMENT

This Amendment Number One to Rights Agreement (the “Amendment”) effective as of December 12, 2009, by and between Highbury Financial, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, as Rights Agent  (the “Rights Agent”), amends that certain Rights Agreement, dated as of August 10, 2009, by and between the parties hereto (the “Agreement”).

WHEREAS, all defined terms are used with the meanings set forth in the Agreement;

WHEREAS, pursuant to Section 27 of the Agreement, the Agreement may be amended by a written instrument executed by the parties thereto so long as the Rights are then redeemable; and

WHEREAS, the Rights are currently redeemable the Company

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties hereto hereby amend the Agreement, as follows.

1. Amendment.

(a) Section 1(n) of the Agreement is hereby amended to amend the definition of “Exempt Person” by deleting it in its entirety and replacing it with the following:

“(n)           “Exempt Person” shall mean (i) the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company and (ii) Affiliated Managers Group, Inc. and its Affiliates and Associates solely to the extent that any actions are taken by such Person pursuant to the terms of a merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) or any voting or proxy agreements or arrangements entered into in connection with such merger or other acquisition agreement; provided, that, in each case, such merger or acquisition agreement is approved by the Board of Directors.”

2. No Other Changes.  Except as expressly set forth herein, there are no other changes to the Agreement, and the Agreement, as amended hereby, shall continue in full force and effect.

3. Counterparts.  This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

4. Governing Law. The validity and construction of this Amendment shall for all purposes be governed by the internal laws (and not the choice-of-law rules) of the State of Delaware.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Amendment Number One to Rights Agreement to be executed as of the date first above written.

Highbury Financial, Inc.

By:  /s/ Richard S. Foote

Name:  Richard S. Foote
Title:    President and Chief Executive Officer

Continental Stock Transfer & Trust Company

By:  /s/ Alexandra Albrecht

Name:  Alexandra Albrecht
Title:    Vice President